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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement of Unitrin, Inc. on Form S-4 of our report dated February 13, 1996 (relating to the financial statements of Western Atlas Inc. and subsidiaries not presented separately herein) and our report dated September 19, 1996 (relating the financial statements of Litton Industries, Inc. and subsidiaries not presented separately herein) appearing in the Annual Report on Form 10-K/A of Unitrin, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

Los Angeles, California
September 22, 1997